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                                                                    EXHIBIT 99.3

DESCRIPTION OF REGISTRATION RIGHTS AGREEMENT AMONG CALAMOS FAMILY PARTNERS,INC.,
                        JOHN P. CALAMOS AND THE COMPANY.

REGISTRATION RIGHTS AGREEMENT

      In connection with this offering, we will enter into an agreement with Calamos Family Partners, Inc. and John P. Calamos that will grant registration rights with respect to shares of our Class A common stock, which we refer to as registrable securities, issuable or issued upon conversion of shares of our Class B common stock or in exchange for membership units in Calamos Holdings LLC.

      The registration rights agreement provides that Calamos Family Partners, Inc. and John P. Calamos and their assigns are entitled to unlimited "piggyback" registration rights, meaning it can include its registrable securities in registration statements filed by us for our own account or for one or more of our stockholders. Calamos Family Partners, Inc. and John P. Calamos and their assigns will also be entitled to, on 15 occasions, "demand" that we register registrable securities held by them at any time commencing at least 365 days after the effective date of the registration statement of which this prospectus is a part, provided that the aggregate number of registrable securities subject to each demand (A) constitutes at least 5% of the registrable securities on the date of the registration rights agreement or (B) has an aggregate minimum market value of at least $85 million. By using two demands, Calamos Family Partners, Inc. and John P. Calamos and their assigns may require that the registration statement be in an appropriate form under the Securities Act (a "Shelf Registration Statement") relating to any of the registrable securities in accordance with the methods and distributions set forth in the Shelf Registration Statement and under Rule 415 under the Securities Act. Notwithstanding the foregoing, we will not be required to prepare and file more than two registration statements in any 12-month period pursuant to such demands. We will agree to pay the costs associated with all such registrations.

      The registration rights agreement will remain in effect for so long as there are outstanding registrable securities or securities of Calamos Asset Management, Inc. or Calamos Holdings LLC that are convertible into or exchangeable for registrable securities.